UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 1, 2008

INTERNATIONAL RECTIFIER CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-7935	95-1528961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 Kansas Street, El Segundo, California 90245

(Address of Principal Executive Offices) (Zip Code)

(310) 726-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 4, 2008, at 8:00 A. M. Eastern Daylight Time, International Rectifier Corporation (the “Company”) conducted a publicly-available conference call pursuant to a notice of the date, time and means of accessing the live webcast that had been disseminated promptly at the time the Company filed its delinquent annual and interim financial reports with the Securities and Exchange Commission (“SEC”) on Friday, August 1, 2008. A transcript of the conference call is furnished as Exhibit 99.

Item 8.01. Other Events.

On August 1, 2008, at 4:15 pm, Pacific Daylight Time, an action entitled Donald R. Mayers, individually on behalf of a class and on behalf of International Rectifier Corporation v. Eric Lidow, et al., Case No. BC 395652, was filed in California Superior Court, Los Angeles County. The complaint asserts three claims derivatively purportedly on behalf of the Company against certain former directors, certain former officers and certain current directors of the Company, alleging breaches of fiduciary duty, unjust enrichment and violations of Section 25402 of the California Corporations Code in connection with the matters reported in the Company’s recent public filings with the SEC. The derivative claims seek damages, disgorgement and imposition of a constructive trust against the individual defendants purportedly for the benefit of the Company. The complaint also asserts a claim on behalf of a putative class of shareholders of the Company against all current directors of the Company, seeking injunctive relief compelling the Company to hold its annual shareholders meeting. The complaint in this action does not seek monetary relief against the Company.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Furnished herewith is Exhibit 99. Transcript of Publicly available Company Conference Call held August 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2008	INTERNATIONAL RECTIFIER CORPORATION

	By:	/s/ Tim Bixler
	Name:	Tim Bixler
	Title:	Vice President,
General Counsel and Secretary